                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          UNION PLANTERS CORPORATION,

                       UNION PLANTERS HOLDING CORPORATION

                                      AND

                           MERCHANTS BANCSHARES, INC.

                          DATED AS OF JANUARY 16, 1998

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

                                                        ARTICLE  1
                                             TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . .   1

         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ------
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ---- --- ----- -- -------
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 --------- ----
         1.4     Restructure of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ----------- -- -----------


                                                            ARTICLE 2
                                                     TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1     Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -------
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ------
         2.3     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 --------- --- --------


                                                            ARTICLE 3
                                               MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . .   2
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ---------- -- ------
         3.2     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------- ----------
         3.3     Shares Held by Subject Company or Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------ ---- -- ------- ------- -- ------
         3.4     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ---------- ------


                                                            ARTICLE 4
                                                    EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . .   3
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -------- ----------
         4.2     Rights of Former Subject Company Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------ -- ------ ------- ------- ------------


                                                            ARTICLE 5
                                    REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY   . . . . . . . . . . . . . . .   4
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------------- --------- --- -----
         5.2     Authority; No Breach by Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ---------- -- ------ -- ---------
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ------- -----
         5.4     Subject Company Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ------- ------- ------------
         5.5     Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 --------- ----------
         5.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ------- -- ----------- -----------
         5.7     Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ------- -- ------- ------- -- ------
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 --- -------
         5.9     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ------
         5.10    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ------------ --------
         5.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------- -------
         5.12    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------- ---- ----
         5.13    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----- ---------
         5.14    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------- ------- -----
         5.15    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------- ---------
         5.16    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ----- -----------
         5.17    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------
         5.18    Statements True and Correct. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------- ---- --- -------
         5.19    Accounting, Tax, and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------- ---- --- ---------- -------
         5.20    Charter Provisions; Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------- ----------- -------- ----





F:\SSDATA\MEMCOMM\180364.2                                  i

                                                            ARTICLE 6
                                         REPRESENTATIONS AND WARRANTIES OF PARENT . . . . . . . . . . . . . . . . . .  13
         6.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------- -------- --- -----
         6.2     Authority; No Breach by Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------- -- ------ -- ---------
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------- -----
         6.4     Parent Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------ ------------
         6.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------- ----------
         6.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------- -- ----------- -----------
         6.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------- -- ------- ------- -- ------
         6.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --- -------
         6.9     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------------- -------
         6.10    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------- ---- ----
         6.11    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------- ---------
         6.12    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------
         6.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----- -----------
         6.14    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------
         6.15    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------- ---- --- -------
         6.16    Accounting, Tax, and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------- ---- --- ---------- -------


                                                            ARTICLE 7
                                         CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . .  19
         7.1     Affirmative Covenants of Subject Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ----------- --------- -- ------- -------
         7.2     Negative Covenants of Subject Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------- --------- -- ------- -------
         7.3     Covenants of Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------- -- ------
         7.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------- ------- -- ---------
         7.5     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------


                                                            ARTICLE 8
                                                  ADDITIONAL AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . .  22
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . . . . .  22
                 ------------ ---------- ----- ---------- ----------- -------
         8.2     Authorization of Shares; Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------- -- ------- -------- -------
         8.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------
         8.4     Filings With State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------- ---- ----- -------
         8.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------- -- -- ------- -- ----------
         8.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------- --- ---------------
         8.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----- --------
         8.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ------- -------
         8.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------- --- --- ---------
         8.10    Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------- -- ----------
         8.11    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------- -------- --- ---------
         8.12    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------------


                                                            ARTICLE 9
                                    CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE   . . . . . . . . . . . . . . .  27
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------- -- ----------- -- ---- -----
         9.2     Conditions to Obligations of Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------- -- ----------- -- ------
         9.3     Conditions to Obligations of Subject Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------- -- ----------- -- ------- -------





F:\SSDATA\MEMCOMM\180364.2                                  ii

                                                            ARTICLE 10
                                                       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .  30
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------ -- -----------
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------ -- --------------- --- ---------


                                                            ARTICLE 11
                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  34
         11.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -----------
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 --------
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ------- --- -------
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ------ ---------
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ----------
         11.6    Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 -------
         11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 ----------
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 -------
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 --------- ---
         11.10    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  ------------
         11.11    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  --------
         11.12    Interpretations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  ---------------
         11.13    Enforcement of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  ----------- -- ---------
         11.14    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  ------------

                                    EXHIBITS

         EXHIBIT 1        PLAN OF MERGER
         EXHIBIT 2        AFFILIATE AGREEMENT





F:\SSDATA\MEMCOMM\180364.2                                 iii

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 16, 1998, by and between Merchants Bancshares, Inc., a Texas corporation having its principal office located in Houston, Texas ("Subject Company"), Union Planters Holding Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Merger Subsidiary"), and joined in by Union Planters Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Parent").

                                    PREAMBLE

         The Boards of Directors of Subject Company, Merger Subsidiary and Parent are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement and the Plan of Merger attached hereto at Exhibit 1 and incorporated herein by reference provide for the acquisition of Subject Company by Parent pursuant to the merger of Subject Company with and into Merger Subsidiary. At the Effective Time, the outstanding shares of the common stock of Subject Company shall be converted into the right to receive shares of the common stock of Parent (except as provided in Sections 3.1, 3.3 and 3.4 of this Agreement). As a result, shareholders of Subject Company shall become shareholders of Parent, and Surviving Corporation shall continue to conduct its business and operations as a wholly-owned subsidiary of Parent. The transactions described in this Agreement are subject to the approvals of the shareholders of Subject Company, the FRB, the Texas State Banking Department, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that (i) for federal income tax purposes this Agreement shall constitute a plan of merger and the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes the Merger shall qualify for treatment as a pooling-of-interests.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE  1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 48-21-109 of the TBCA and Article 5.01 of the Texas BCA, and with the effect provided in Section 48-21-108 of the TBCA and Article 5.06 of the Texas BCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which have been approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Texas (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 1
soon as is reasonably practicable, but in no event later than 30 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof),
(ii) the date on which the shareholders of Subject Company approve this Agreement, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

         1.4 Restructure of Transaction. Parent shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which Parent may deem advisable; provided, however, that Parent shall not have the right, without the approval of the Board of Directors of Subject Company and, if required by the Texas BCA, the holders of the Subject Company Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of Subject Company Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax free effects of the Merger to Parent, Subject Company or the holders of shares of Subject Company Common Stock; (iii) would permit Parent to pay the consideration other than by delivery of Parent Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of Subject Company or adverse to the holders of shares of Subject Company Common Stock; (v) would materially impede or delay consummation of the Merger; or (vi) would require a vote of Parent's shareholders under relevant state Law. Parent may exercise this right of revision by giving written notice to Subject Company in the manner provided in
Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Merger.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 Charter. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1     Conversion of Shares.  Subject to the provisions of this
Article 3 (and Article 3 of the Plan of Merger), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.





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

                 (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

                 (c) Except for Dissenting Shares, each share of Subject Company Common Stock, (excluding shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one (1) share of Parent Common Stock (subject to possible adjustment as set forth in Section 3.2 and Section 10.1(f) of this Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

                 (d)      Dissenting Shares shall not be converted pursuant to
Section 3.1(c) in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Article 5.12 of the Texas BCA. If a holder of Dissenting Shares becomes ineligible for payment under Article 5.12 of the Texas BCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in
Section 3.1(c) effective as of the Effective Time.

         3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source reasonably selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties, provided such rules and procedures do not have the effect of limiting or eliminating the obligation of Parent and/or Merger Subsidiary to deliver the consideration contemplated by Article 3 of this Agreement. After the Effective Time, each holder of shares of Subject Company Common Stock (other than





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

Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1(c) of this Agreement, together with all undelivered dividends and other distributions, if any, in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement.
To the extent required by Section 3.4 of this Agreement, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest).
Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither Parent, Merger Subsidiary nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Subject Company Shareholders. At the Effective Time, other than with respect to Dissenting Shares, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1(c) and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. In addition, whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate and any undelivered dividends and other distributions payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares and dividends and other distributions deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY

         Subject Company hereby represents and warrants to Parent, except as set forth on the Subject Company Disclosure Memorandum, as follows:

         5.1 Organization, Standing, and Power. Subject Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Subject Company is duly qualified





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

or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.2 Authority; No Breach by Agreement. (a) Subject Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Subject Company's duly constituted Board of Directors) in respect thereof on the part of Subject Company, subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding shares of Subject Company Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Subject Company. Subject to such requisite shareholder approval, the receipt of all Consents required from Regulatory Authorities and the expiration of all mandatory waiting periods, and assuming due authorization, execution and delivery of this Agreement and the Plan of Merger by each of Parent and Merger Subsidiary, this Agreement and the Plan of Merger each represents a legal, valid, and binding obligation of Subject Company, enforceable against Subject Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws (including provisions of the U.S., Texas and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Subject Company, nor the consummation by Subject Company of the transactions contemplated hereby, nor compliance by Subject Company with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Charter or Bylaws of Subject Company, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Subject Company or any Subject Company Subsidiary under, any Contract or Permit of Subject Company or any Subject Company Subsidiary, except for such Defaults and Liens which are not, and for such Consents, which, if not obtained are not, reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Subject Company, its Subsidiaries or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from the FRB under Sections 3 and 4 of the BHC Act and from the Texas Banking Commissioner under Sections 38.001 and
38.004 of the Texas Finance Code, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Subject Company of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock. (a) The authorized capital stock of Subject Company consists solely of (i) 10,000,000 shares of Subject Company Common Stock, of which not more than 1,952,465 shares are issued and outstanding as of the date of this Agreement (exclusive of treasury shares) and not more than 1,952,465 shares of Subject Company Common Stock will be issued and outstanding at the Effective Time, and (ii) 2,000,000 shares of Subject Company Preferred Stock, none of which are issued and outstanding as of the date of this Agreement and none of which will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Subject Company are duly and validly issued and outstanding and are fully paid and nonassessable under the Texas BCA and Subject Company's Charter and Bylaws. None of the outstanding shares of capital stock





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

of Subject Company has been issued in violation of any preemptive rights of the current or past shareholders of Subject Company.

                 (b) Other than as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Subject Company outstanding and no outstanding Rights relating to the capital stock of Subject Company.

         5.4 Subject Company Subsidiaries. Subject Company has disclosed in Section 5.4 of the Subject Company Disclosure Memorandum all of the Subject Company Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the Subject Company Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of Subject Company Subsidiaries). Except as set forth in
Section 5.4 of the Subject Company Disclosure Memorandum, Subject Company or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Subject Company Subsidiaries. Except as set forth in Section 5.4 of the Subject Company Disclosure Memorandum, no capital stock (or other equity interest) of any Subject Company Subsidiary is or may become required to be issued (other than to another Subject Company Subsidiary) by reason of any Rights, and there are no Contracts by which Subject Company or any of the Subject Company Subsidiaries is bound to issue (other than to Subject Company or another of the Subject Company Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Subject Company or any of the Subject Company Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Subject Company or any of the Subject Company Subsidiaries (other than to Subject Company or any of the Subject Company Subsidiaries). Except as set forth in Section 5.4 of the Subject Company Disclosure Memorandum, there are no Contracts relating to the rights of Subject Company or any Subject Company Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Subject Company or any Subject Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Subject Company Subsidiary held by Subject Company or any Subject Company Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Subject Company or a Subject Company Subsidiary free and clear of any Liens. Each Subject Company Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Subject Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. The only Subject Company Subsidiary that is a depository institution is Merchants Bank, Houston, Texas (the "Bank"). The Bank is an "insured depository institution" as defined in Section 3(c)(2) of the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. The Bank is a member of the Bank Insurance Fund. The minute book and other organizational documents (and all amendments thereto) for Subject Company and each Subject Company Subsidiary that is a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) have been or will be made available to Parent for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

         5.5 Financial Statements. Each of the Subject Company Financial Statements (including, in each case, any related notes) contained in the Subject Company SEC Documents, including any Subject Company SEC Documents filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements,





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

as permitted by Regulation S-X promulgated under the Securities Laws), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Subject Company as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.6 Absence of Undisclosed Liabilities. Neither Subject Company nor any of the Subject Company Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Subject Company as of September 30, 1997, included in the Subject Company Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company or (ii) in connection with the transactions contemplated by this Agreement.

         5.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Subject Company SEC Documents made available prior to the date of this Agreement or disclosed in Section 5.7 of the Subject Company Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.8 Tax Matters. Except as set forth in Section 5.8 of the Subject Company Disclosure Memorandum:

                 (a) All material Tax Returns required to be filed by or on behalf of Subject Company or any of the Subject Company Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or refund Litigation with respect to any material Taxes, except as reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation related to Tax Returns and/or Taxes of Subject Company have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Subject Company or any of the Subject Company Subsidiaries.

                 (b) Neither Subject Company nor any of the Subject Company Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                 (c) Adequate provision for any material Taxes due or to become due for Subject Company or the Subject Company Subsidiaries for the period or periods through and including the date of the respective Subject Company Financial Statements has been made and is reflected on such Subject Company Financial Statements.

                 (d) Material deferred Taxes of Subject Company and the Subject Company Subsidiaries have been provided for in accordance with GAAP.

                 (e) Subject Company and the Subject Company Subsidiaries are in material compliance with, and the records of Subject Company and each of the Subject Company Subsidiaries contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local





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

Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                 (f) Neither Subject Company nor any of the Subject Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                 (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of Subject Company or any of the Subject Company Subsidiaries that occurred during or after any Taxable Period in which Subject Company or any of the Subject Company Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996, except in connection with the transactions contemplated pursuant to this Agreement.

                 (h) Neither Subject Company nor any of the Subject Company Subsidiaries is a party to any tax allocation or sharing agreement and neither Subject Company nor any of the Subject Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Subject Company) or has any material Liability for taxes of any Person (other than Subject Company and the Subject Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor or by Contract or otherwise.

         5.9 Assets. Except as disclosed or reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement, Subject Company and the Subject Company Subsidiaries have good and indefeasible title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of Subject Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of Subject Company and its Subsidiaries, except for instances in which the failure to so be is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. All Assets which are material to Subject Company's business on a consolidated basis, held under leases or subleases by the Subject Company or any of the Subject Company Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S., Texas and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Subject Company and the Subject Company Subsidiaries currently maintain insurance in amounts, scope, and coverage which, in the reasonable opinion of management of Subject Company, are adequate for the operations of Subject Company and the Subject Company Subsidiaries. Neither Subject Company nor any of the Subject Company Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by Subject Company or any of the Subject Company Subsidiaries under such policies.

         5.10 Intellectual Property. All of the Intellectual Property rights of Subject Company and the Subject Company Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Subject Company, there currently are not, any material Defaults thereunder by Subject Company or a Subject Company Subsidiary.
Subject Company or a Subject Company Subsidiary owns, is the valid licensee of, or otherwise has the unrestricted right to use, all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Subject Company nor any of the Subject Company Subsidiaries nor, to the Knowledge of Subject Company, their respective predecessors has infringed the Intellectual Property rights of others (except to the extent any such infringement will not have a Material Adverse Effect on Subject Company) and, to the Knowledge of Subject Company, none of the Intellectual Property rights as used in the business conducted by Subject Company or the Subject Company Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement.





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

Except as set forth in Section 5.10 of the Subject Company Disclosure Memorandum, neither Subject Company nor the Subject Company Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Subject Company or a Subject Company Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using. To the Knowledge of Subject Company, no officer, director, or employee of Subject Company or the Subject Company Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Subject Company or any of the Subject Company Subsidiaries, except any such Contracts which are not reasonably likely to have, individually in the aggregate, a Material Adverse Effect on Subject Company.

         5.11 Environmental Matters. Except as set forth in Section 5.11 of the Subject Company Disclosure Memorandum:

                 (a) To the Knowledge of Subject Company, each of Subject Company and the Subject Company Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

                 (b) To the Knowledge of Subject Company, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Subject Company, any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Subject Company in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Subject Company or any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor, to the Knowledge of Subject Company, is there any reasonable basis for any Litigation of a type described in this sentence.

                 (c) During the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or
(iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Prior to the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or (iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.12 Compliance With Laws. Subject Company is duly registered as a bank holding company under the BHC Act. Each of Subject Company and the Subject Company Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Neither Subject Company nor any of the Subject Company Subsidiaries:





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

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company; or

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Subject Company or any of the Subject Company Subsidiaries is in violation of any of the Laws or Orders which such governmental authority or Regulatory Authority enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company), (ii) threatening to revoke any Permits, or (iii) requiring Subject Company or any of the Subject Company Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.13 Labor Relations. Neither Subject Company nor any of the Subject Company Subsidiaries is the subject of any Litigation asserting that Subject Company or any of the Subject Company Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel Subject Company or any of the Subject Company Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Subject Company or any of the Subject Company Subsidiaries, pending or, to the Knowledge of Subject Company, threatened, nor to the Knowledge of Subject Company, is there any activity involving Subject Company's or any of the Subject Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other collective bargaining organizational activity.

         5.14    Employee Benefit Plans.  (a)  Subject Company has disclosed in
Section 5.14(a) of the Subject Company Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement copies of all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other material incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other material employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Subject Company, the Subject Company Subsidiaries or any ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary are eligible to participate (collectively, the "Subject Company Benefit Plans"). Any of the Subject Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Subject Company ERISA Plan." Neither Subject Company nor any Subject Company Subsidiary maintains any "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No Subject Company ERISA Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All Subject Company Benefit Plans are in material compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Each Subject Company ERISA Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service (and Subject Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. To the Knowledge of Subject Company, neither Subject Company nor any of the Subject Company Subsidiaries is subject to a material Tax imposed by
Section 4975 of the Internal Revenue Code or a civil penalty imposed by Section 502(i) of ERISA.





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

                 (c) No "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by Subject Company or any of the Subject Company Subsidiaries, or the single-employer plan of any entity which is considered one employer with Subject Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. Neither Subject Company nor any of the Subject Company Subsidiaries has provided, or, to Subject Company's knowledge, is required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six year period preceding the Effective Time, no material Liability under Subtitle C or D of Title IV of ERISA has been incurred by Subject Company or any of the Subject Company Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred any material withdrawal Liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).
No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived, has been required to be filed for any Subject Company Pension Plan or by any ERISA Affiliate within the 12 month period ending on the date hereof.

                 (e) Neither Subject Company nor any of the Subject Company Subsidiaries has any material Liability for retiree health and life benefits under any of the Subject Company Benefit Plans.

                 (f) Except as set forth in Section 5.14(f) of the Subject Company Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of Subject Company or any of the Subject Company Subsidiaries from Subject Company or any of the Subject Company Subsidiaries under any Subject Company Benefit Plan, (ii) materially increase any benefits otherwise payable under any Subject Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Subject Company Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the Subject Company Financial Statements to the extent required by and in accordance with GAAP.

         5.15 Material Contracts. Except as set forth in Section 5.15 of the Subject Company Disclosure Memorandum, neither Subject Company, the Subject Company Subsidiaries, nor any of their respective Assets, businesses or operations is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by Subject Company or any of the Subject Company Subsidiaries or the guarantee by Subject Company or any of the Subject Company Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contracts which prohibit or restrict Subject Company or any of the Subject Company Subsidiaries from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among Subject Company and the Subject Company Subsidiaries, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the Subject Company Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment





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

thereto that would be required to be filed as an exhibit to a Subject Company SEC Document filed by Subject Company prior to the date of this Agreement if Subject Company was required to file SEC Documents (together with all Contracts referred to in Sections 5.9 and 5.14(a) of this Agreement, the "Subject Company Contracts"). With respect to each Subject Company Contract: (i) the Contract is in full force and effect; (ii) neither Subject Company nor any Subject Company Subsidiary is in material Default thereunder; (iii) neither Subject Company nor any Subject Company Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Subject Company, in Default in any respect or has repudiated or waived any material provision thereunder.

         5.16 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Subject Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Subject Company or any of the Subject Company Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Subject Company or any of the Subject Company Subsidiaries. Section 5.16 of the Subject Company Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which Subject Company or any Subject Company Subsidiary is a party and which names Subject Company or a Subject Company Subsidiary as a defendant or cross-defendant.

         5.17 Reports. Since January 1, 1994, or the applicable date of organization if later, Subject Company and each Subject Company Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), no Subject Company SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Subject Company Subsidiaries is required to file any SEC Documents.

         5.18 Statements True and Correct. None of the information supplied or to be supplied by Subject Company expressly for inclusion in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Subject Company expressly for inclusion in the Subject Company Proxy Statement to be mailed to Subject Company's shareholders in connection with the Subject Company Shareholders' Meeting, and any other documents to be filed by Subject Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Subject Company Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Subject Company Proxy Statement or any amendment thereof or supplement thereto, at the time of the Subject Company Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by Subject Company in any earlier communication with respect to the solicitation of any proxy for the Subject Company Shareholders' Meeting. All documents that Subject Company or any Subject Company Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. None of the information supplied or to be supplied by Subject Company expressly for inclusion in the Parent Proxy





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

Statement to be mailed to Parent shareholders in connection with the Parent Shareholders' Meeting will, at the respective time such Parent Proxy Statement is filed, or when such Parent Proxy Statement is first mailed to the shareholders of Parent, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, at the time of the Parent Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statements made by Subject Company in any earlier communication with respect to the Parent Shareholders' Meeting.

         5.19 Accounting, Tax, and Regulatory Matters. Neither Subject Company nor any of the Subject Company Subsidiaries has taken any action or has any Knowledge of any fact or circumstance relating to Subject Company that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

         5.20 Charter Provisions; Takeover Laws. Subject Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of Subject Company or any Subject Company Subsidiary or restrict or impair the ability of Parent or any of the Parent Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Subject Company or any Subject Company Subsidiary. Subject Company has taken all necessary action to exempt this Agreement and the Plan of Merger from, and the transactions contemplated hereby and thereby are exempt from, any "super-majority" voting requirements or the requirements of any "moratorium," "fair price," "business combination," "control share," or other anti-takeover provisions under applicable Laws, or the Charter or Bylaws of the Subject Company or any Subject Company Subsidiary (collectively, "Takeover Laws").

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

                 Parent hereby represents and warrants to Subject Company, except as set forth on Parent's Disclosure Memorandum, as follows:

         6.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         6.2 Authority; No Breach by Agreement. (a) Subject to the adoption of an amendment to the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock, Parent and Merger Subsidiary each have the corporate power and authority necessary to execute, deliver and perform its respective obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Plan of Merger by Parent and Merger Subsidiary and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent and Merger Subsidiary, subject to the adoption of an amendment to the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock. Subject to the receipt of all Consents required from Regulatory Authorities and the expiration of all mandatory waiting periods, assuming the due authorization, execution and delivery of this Agreement and the Plan of Merger by Subject Company, this Agreement and the Plan of Merger each represents a legal, valid, and binding obligation of each of Parent and Merger





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

Subsidiary, enforceable against each of them in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws (including provisions of the U.S., Texas and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Parent and/or Merger Subsidiary, nor the consummation by Parent and Merger Subsidiary, of the transactions contemplated hereby or thereby, nor compliance by Parent and Merger Subsidiary with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of Parent's Restated Charter of Incorporation or Bylaws (subject to the amendment of the Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock) or of Merger Subsidiary's Charter of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Parent or any Parent Subsidiary under, any Contract or Permit of Parent or any Parent Subsidiary, except for such Defaults and Liens which are not, and for such Consents which, if not obtained, are not, reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Parent or any Parent Subsidiary or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from the FRB under Sections 3 and 4 of the BHC Act and from the Texas Banking Commissioner under Sections 38.001 and 38.006 of the Texas Finance Code, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. (a) The authorized capital stock of Parent consists solely of (i) 100,000,000 shares of Parent Common Stock, of which 81,650,946 shares were issued and outstanding as of December 31, 1997, and (ii) 10,000,000 shares of Parent Preferred Stock, of which 2,188,358 shares of Parent Series E Preferred Stock were issued and outstanding as of December 31, 1997. All of the issued and outstanding shares of Parent Capital Stock are, and, subject to the amendment of Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, all of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger, when issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger and in accordance with the terms of this Agreement, will be, duly and validly authorized, issued and outstanding, and fully paid and nonassessable under the TBCA and Parent's Restated Charter of Incorporation and Bylaws. None of the outstanding shares of Parent Capital Stock has been, and none of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of any Person. As of the date hereof and as of the Closing Date, none of the issued and outstanding shares of Parent Capital Stock has been or will have been issued in violation of the Securities Laws or any other applicable securities Laws. To the Knowledge of Parent, there are no facts or circumstances that would preclude the Parent Common Stock to be issued in the Merger from being approved for listing on the NYSE.

                 (b) Except as set forth in the Parent Disclosure Memorandum, or except for any matter under this Section 6.3(b) that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, (i) all issued and outstanding shares of the capital stock of, or other equity interests in, any Parent Subsidiary owned by Parent or by a Parent Subsidiary are so owned free and clear of all Liens; (ii) no shares of capital stock of, or other equity interests in, any Parent Subsidiary are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating Parent or any Parent Subsidiary (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options,





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

warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in any Parent Subsidiary or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in any Parent Subsidiary or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in any Parent Subsidiary.

         6.4 Parent Subsidiaries. Except as set forth in Section 6.4 of the Parent Disclosure Memorandum, Parent owns all of the issued and outstanding capital stock of Merger Subsidiary, and Parent or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the other Parent Subsidiaries which would qualify as a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) of Parent. No capital stock (or other equity interest) of any Parent Subsidiary which is wholly-owned by Parent or which would qualify as a Significant Subsidiary of Parent, is or may become required to be issued (other than to another Parent Subsidiary) by reason of any Rights, and there are no Contracts by which Parent or any of the Parent Subsidiaries which are wholly-owned by parent or which is a Significant Subsidiary of Parent, is bound to issue (other than to Parent or any of the Parent Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Parent or any of the Parent Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Parent or any of the Parent Subsidiaries (other than to Parent or any of the Parent Subsidiaries). There are no Contracts relating to the rights of Parent or any Parent Subsidiary which is wholly-owned by Parent or which would qualify as a Significant Subsidiary of Parent, to vote or to dispose of any shares of the capital stock (or other equity interests) of any of the Parent Subsidiaries. All of the shares of capital stock (or other equity interests) of each Parent Subsidiary which would qualify as a Significant Subsidiary of Parent and held by Parent or any Parent Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Parent or a Parent Subsidiary free and clear of any Liens. None of the issued and outstanding shares of capital stock of Merger Subsidiary, and none of the issued and outstanding stock of any other Parent Subsidiary which qualifies as a Significant Subsidiary of Parent, has been issued in violation of any preemptive rights of any Person. Each Parent Subsidiary is either a bank, federal savings bank, or a savings association, partnership, limited liability company or a corporation, and each such Parent Subsidiary which qualifies as a Significant Subsidiary of Parent is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Parent Subsidiary which qualifies as a Significant Subsidiary of Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The minute book and other organizational documents (and all amendments thereto) for each of Parent, Merger Subsidiary and each Parent Subsidiary that qualifies as a Significant Subsidiary of Parent, have been made available to Subject Company for its review, and are true and complete in all material respects as in effect as of the date of this Agreement. A true, accurate and complete list of each Parent Subsidiary is included in Section 6.4 of the Parent Disclosure Memorandum.

         6.5 Financial Statements. Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Documents, including any Parent SEC Document filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Regulation S-X





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

promulgated under the Securities Laws), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         6.6 Absence of Undisclosed Liabilities. Neither Parent nor any of the Parent Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Parent as of September 30, 1997, included in the Parent Financial Statements made available prior to the date of this Agreement, or reflected in the notes thereto. Neither Parent nor any of the Parent Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or (ii) in connection with the transaction contemplated by this Agreement.

         6.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Parent SEC Documents made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         6.8     Tax Matters.     (a)  All material Tax Returns required to be
filed by or on behalf of Parent or any of the Parent Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, or refund Litigation with respect to any material Taxes, except as reserved against in the Parent Financial Statements delivered prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation related to Tax Returns and/or Taxes of Parent have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Parent or any of the Parent Subsidiaries.

                 (b) Adequate provision for any material Taxes due or to become due for Parent or any of the Parent Subsidiaries for the period or periods through and including the date of the respective Parent Financial Statements has been made and is reflected on such Parent Financial Statements.

                 (c) Material deferred Taxes of Parent and the Parent Subsidiaries have been provided for in accordance with GAAP.

         6.9 Environmental Matters. (a) To the Knowledge of Parent, each of Parent and the Parent Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                 (b) To the Knowledge of Parent, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Parent in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor, to the Knowledge of Parent, is there any reasonable basis for any Litigation of a type described in this sentence.





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


                 (c) During the period of (i) Parent's or any of the Parent Subsidiaries' ownership or operation of any of their respective current properties, (ii) Parent's or any of the Parent Subsidiaries' participation in the management of any Participation Facility, or (iii) Parent's or any of the Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Prior to the period of
(i) Parent's or any of Parent Subsidiaries' ownership or operation of any of their respective current properties, (ii) Parent's or any of Parent Subsidiaries' participation in the management of any Participation Facility, or (iii) Parent's or any of Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent,there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         6.10 Compliance With Laws. Parent is duly registered as a bank holding company under the BHC Act. Each of Parent and the Parent Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of the Parent Subsidiaries:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; or

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Parent or any Parent Subsidiary is in violation of with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent), (ii) threatening to revoke any Permits, or (iii) requiring Parent or any Parent Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.11 Material Contracts. Except as set forth in Section 6.11 of the Parent Disclosure Memorandum, neither Parent, the Parent Subsidiaries, nor any of their respective Assets, businesses or operations is a party to, or is bound or affected by, or receives benefits under, any Contract or amendment thereto that falls within the definition of a "Material Contract" contained in
Item 601 of Regulation S-K promulgated under the Securities Laws (the "Parent Material Contracts") that has not been filed as an exhibit to a Parent SEC Document filed by Parent prior to the date of this Agreement. With respect to each Parent Material Contract: (i) the Contract is in full force and effect;
(ii) neither Parent nor any Parent Subsidiary is in material Default thereunder; (iii) neither Parent nor any Parent Subsidiary has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Parent, in Default in any respect or has repudiated or waived any material provision thereunder.

         6.12 Assets. Except as disclosed or reserved against in the Parent Financial Statements made available prior to the date of this Agreement, Parent and the Parent Subsidiaries have good and indefeasible title, free and clear of all Liens, to all of their respective material Assets. All Assets which are material to Parent's business on a consolidated basis, held under leases or subleases by Parent or any of the Parent Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S., Texas and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of





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

equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

         6.13 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Parent or any Parent Subsidiary, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Parent or any Parent Subsidiary.

         6.14 Reports. Since January 1, 1994, or the applicable date of organization if later, Parent and each Parent Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8- K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.
As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including, the financial statements, exhibits, and schedules thereto complied in all material respects with all applicable Laws. As of its respective date, no Parent SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for Parent Subsidiaries that are registered as a broker, dealer, or investment advisor, no Parent Subsidiary is required to file any SEC Documents.

         6.15 Statements True and Correct. None of the information supplied or to be supplied by Parent expressly for inclusion in the Registration Statement to be filed by Parent with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent expressly for inclusion in the Subject Company Proxy Statement to be mailed to Subject Company's shareholders in connection with the Subject Company Shareholders' Meeting, and any other documents to be filed by Parent or any Parent Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Subject Company Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Subject Company Proxy Statement or any amendment thereof or supplement thereto, at the time of the Subject Company Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by Parent in any earlier communication with respect to the solicitation of any proxy for the Subject Company Shareholders' Meeting. All documents that Parent or any Parent Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. None of the information supplied or to be supplied by Parent for inclusion in the Parent Proxy Statement to be mailed to Parent shareholders in connection with the Parent Shareholders' Meeting will, at the respective time such Parent Proxy Statement is filed, or when such Parent Proxy Statement is first mailed to the shareholders of Parent, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, at the time of the Parent Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by Parent in any earlier communication with respect to the solicitation of any proxy for the Parent Shareholders' Meeting.

         6.16 Accounting, Tax, and Regulatory Matters. Neither Parent nor any Parent Subsidiary has taken any action or has any Knowledge of any fact or circumstance relating to Parent that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any





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

Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement, or (iii) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment; provided, however, that should Parent's shareholders fail to approve an amendment to Parents Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, then Parent may take actions which would prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interest accounting treatment.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of Subject Company. Unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein or expressly provided for in the Subject Company Disclosure Memorandum from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Subject Company shall and shall cause each of the Subject Company Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of Subject Company. Except as specifically permitted by this Agreement or as and to the extent expressly disclosed or provided for in the Subject Company Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Subject Company covenants and agrees that it will not do or agree or commit to do, or permit any of the Subject Company Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Parent, which consent shall not be unreasonably withheld:

                 (a) amend the Charter, Bylaws, or other governing instruments of Subject Company or any Subject Company Subsidiary; or

                 (b) incur any additional debt obligation for borrowed money (other than indebtedness of Subject Company or the Subject Company Subsidiaries to each other) in excess of an aggregate of $100,000 (for Subject Company and the Subject Company Subsidiaries on a consolidated basis) except in the ordinary course of the business of the Subject Company Subsidiaries consistent with past practices (which shall include, for the Subject Company Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material Asset of Subject Company or any of the Subject Company Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and the satisfaction of legal requirements in the exercise of trust powers and Liens in effect as of the date hereof that are disclosed in the Subject Company Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Subject Company or any of the Subject Company Subsidiaries, or declare or pay any dividend or make any other distribution in respect of Subject Company's capital stock, provided that Subject Company may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Subject Company Common Stock at a rate not in excess of $0.35 per share for the first quarter of 1998, and $0.40 for each quarter thereafter, in all cases with usual and regular record and payment dates in accordance with past practice, provided, that, notwithstanding the provisions of Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which





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

the Effective Time occurs, the holders of Subject Company Common Stock do not become entitled to receive both a dividend in respect of their Subject Company Common Stock and a dividend in respect of Parent Common Stock or fail to be entitled to receive any dividend; or

                 (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of common stock or any other capital stock of Subject Company or any Subject Company Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, or other Right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of Subject Company or any of the Subject Company Subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Subject Company Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Subject Company Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Subject Company Subsidiary) or any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly- owned Subsidiary of Subject Company, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of Subject Company or the Subject Company Subsidiaries, except in the ordinary course of business consistent with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of Subject Company or the Subject Company Subsidiaries; grant any material increase in fees or other increases in compensation or other benefits to directors of Subject Company or the Subject Company Subsidiaries; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Subject Company); or

                 (h) enter into or amend any employment Contract between Subject Company or any Subject Company Subsidiary and any Person (unless such amendment is required by Law) that Subject Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of Subject Company or the Subject Company Subsidiaries or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Subject Company or any of the Subject Company Subsidiaries, other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, nor shall Subject Company or any Subject Company Subsidiary make any distributions from such employee benefit plans, except as required by Law, by the terms of such plans, or in a manner consistent with past practices with respect to the applicable plan; or

                 (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or





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

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Subject Company or any Subject Company Subsidiary for material money damages or restrictions upon the operations of Subject Company or any Subject Company Subsidiary; or

                 (l) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

         7.3 Covenants of Parent. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Parent covenants and agrees that it shall (i) continue to conduct its business and the business of the Parent Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Parent Common Stock and the business prospects of Parent and the Parent Subsidiaries, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling- of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (c) result in Parent entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger not being consummated or an agreement with respect to an Acquisition Proposal to be consummated prior to the Closing Date which would effect a change in the number or kind of shares of Parent Common Stock held by Parent shareholders immediately prior to such consummation; provided, that the foregoing shall not prevent Parent or any Parent Subsidiary from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Parent, desirable in the conduct of the business of Parent and the Parent Subsidiaries and would not, in the reasonable judgment of Parent, likely delay the Effective Time to a date subsequent to the date set forth in Section 10.1(e) of this Agreement; provided, however, should Parent's shareholders fail to approve an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, then Parent may take such actions as would prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment.

         7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein or which would prevent the satisfaction of the conditions precedent set forth in Article 9 of this Agreement, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of such entity for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.





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

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As promptly as practicable after the execution of this Agreement, each of Parent and Subject Company shall prepare and file the Registration Statement, of which the Subject Company Proxy Statement shall form a part, with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and Parent shall take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Parent Common Stock upon consummation of the Merger. Each of Parent and Subject Company shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. Each of Parent and Subject Company shall use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger. Parent shall use its commercially reasonable best efforts to cause the Registration Statement to remain effective through the Effective Time. No amendment or supplement to the Registration Statement shall be made by Parent or Subject Company without the approval of the other party. Parent and Subject Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Subject Company Proxy Statement, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the SEC for amendment of the Registration Statement, the Subject Company Proxy Statement or, if it relates to the proposed amendment to increase the number of authorized shares of Parent Common Stock, the Parent Proxy Statement, the receipt from the staff of the SEC of comments thereon or any request by the staff of the SEC for additional information with respect thereto. All documents that Parent or Subject Company are responsible for filing with the SEC in connection with the transactions contemplated hereby shall as the time of filing comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act. Subject Company shall call the Subject Company Shareholders' Meeting, to be held after the Registration Statement is declared effective by the SEC for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. Assuming the Registration Statement is then effective, the Subject Company shall call the Subject Company Shareholders' Meeting to be held not later than 40 days after the Parent's 1998 Annual Meeting of Shareholders. Otherwise, the Subject Company shall call the Subject Company Shareholders' Meeting as soon thereafter as practicable after the Registration Statement is declared effective by the SEC. In connection with the Subject Company Shareholders' Meeting, (i) the Board of Directors of Subject Company shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the Merger, and (ii) the Board of Directors (subject to compliance with its fiduciary duties as advised by counsel) and officers of Subject Company shall use their reasonable efforts to obtain shareholder approval of the Merger. Parent shall prepare and file the Parent Proxy Statement and its Annual Report on Form 10-K with the SEC as soon as reasonably practicable following the preparation of Parent's consolidated balance sheet (including related notes and schedules, if any) as of December 31, 1997 and Parent's related consolidated statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the one- year period ended December 31, 1997. Parent shall use its commercially reasonable best efforts to (i) cause such financial statements to be prepared as soon as possible following December 31, 1997, consistent with past practices, and (ii) respond promptly to all comments of the SEC with respect to the Parent Proxy Statement. Each of Parent and Subject Company shall furnish all information concerning it, its respective Subsidiaries, officers, directors and shareholders as may be reasonably required to comply with the 1934 Act and any comments of the SEC with respect to the Parent Proxy Statement. Parent shall call the Parent Shareholders' Meeting as soon as reasonably practicable following the filing of the Parent Proxy Statement with the SEC and the completion of the SEC's review, if any, of the Parent Proxy Statement; provided, in no event will Parent be deemed to be required to hold the Parent Shareholders' Meeting less than thirty (30) days following the earlier of (i) the completion of the SEC's review of the Parent Proxy Statement or (ii) the lapse (without indication by the SEC that it intends to review the Parent Proxy Statement) of the ten (10) day period allocated for the SEC to indicate whether it intends to review the Parent Proxy Statement. In connection with the





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

Parent Shareholders' Meeting, (i) the Board of Directors of Parent shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of an amendment of the Restated Charter of Incorporation of Parent to authorize the requested increase in its number of authorized shares of Parent Common Stock and (ii) the Board of Directors of Parent (subject to compliance with its fiduciary duties as advised by counsel) and officers of Parent shall use their reasonable efforts to obtain shareholder approval of such amendment.

         8.2 Authorization of Shares; Exchange Listing. Parent shall submit to its shareholders, at the Parent Shareholders' Meeting, a proposal to amend the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock by an amount at least sufficient to Permit Parent to issue the number of shares of Parent Common Stock issuable in connection with the Merger, and, subject to the approval of such amendment by the shareholders of Parent, shall cause such amendment to become effective and reserve for issuance a sufficient number of shares of Parent Common Stock for the purpose of issuing shares of Parent Common Stock in accordance with the provisions of Section 3.1 of this Agreement and the Plan of Merger. Should Parent's shareholders fail to approve such amendment, then within thirty (30) days after the date of the conclusion of the Parent Shareholders' Meeting, Parent shall provide a written notice to Subject Company stating whether or not Parent intends to proceed with the transactions contemplated by this Agreement, including the Merger. Should Parent's shareholders approve such amendment or should Parent determine to proceed with the Merger notwithstanding its failure to obtain shareholder approval of such amendment, Parent shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued to the holders of Subject Company Common Stock pursuant to the Merger, and Parent shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         8.3 Applications. Parent shall prepare and file, and Subject Company shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five business days prior to each filing, Parent shall provide Subject Company and its counsel with copies of such applications. Each of the Parties shall deliver to each of the other Parties copies of all filings, correspondence and orders sent by such Party to and copies of all filings, correspondence and orders received by such Party from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

         8.4 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, Parent, Merger Subsidiary and Subject Company each agree to execute and file Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Texas in connection with the Closing.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Parties advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Parties to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as any other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any





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

attorney-client privilege or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the representations and warranties of any other Party.

                 (b) Each Party will hold, and will cause its respective Affiliates and their respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Parties gathered from the other Parties, or their respective officers, directors, employees, agents, consultants or Representatives, pursuant to this Agreement, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information,
(b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as provided in Sections 8.1,
8.2 and 8.3 hereof, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party's auditors, Representatives and other consultants and advisors who need such documents or information in connection with this Agreement and the transactions contemplated hereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

         8.7 Press Releases. Prior to the Effective Time, Subject Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law. Parent and Subject Company agree to use their reasonable best efforts to issue a press release announcing the execution and delivery of this Agreement within five (5) days after the date of this Agreement.

         8.8 Certain Actions. (a) Except with respect to this Agreement and the transactions contemplated hereby, after the date of this Agreement, neither Subject Company, the Subject Company Subsidiaries nor any Representatives thereof retained by Subject Company or the Subject Company Subsidiaries shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Subject Company's Board of Directors as advised by counsel, Subject Company, the Subject Company Subsidiaries, or Representatives thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Subject Company may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Subject Company shall promptly notify Parent orally and in writing in the event that it receives any Acquisition Proposal or inquiry related thereto. Subject Company shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

                 (b) As a condition of and as an inducement to Parent's entering into this Agreement, Subject Company covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Agreement and the transactions contemplated in this Agreement, regardless of whether Subject Company has otherwise complied with the provisions of Section 8.8(a) hereof, that Subject Company or such third party which is a party of the Acquisition Proposal shall have paid Parent, as liquidated damages, the sum of Six Million Two Hundred Thousand Dollars ($6,200,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by Parent's financial or other consultants, printing costs, investment bankers,





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

accountants, and counsel) incurred by or on behalf of Parent in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and
(ii) indirect costs and expenses of Parent in connection with the transactions contemplated by this Agreement, including Parent's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) Parent's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Subject Company hereby stipulates and covenants that prior to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either Subject Company or such third party shall have paid to Parent the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 8.8. Notwithstanding anything to the contrary in this
Section 8.8(b), in the event such Acquisition Proposal should be the result of a hostile takeover of Subject Company, any sums due Parent hereunder shall be paid only at the closing of the transactions set forth in such Acquisition Proposal. Parent acknowledges that under no circumstances shall any officer or director of Subject Company) (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to Parent for any amount of the foregoing payment. On payment of such amount to Parent, Parent shall have no cause of action or claim (either in law or equity) whatsoever against Subject Company, or any officer of director of Subject Company, with respect to or in connection with such Acquisition Proposal or this Agreement.

                 (c) The requirements, conditions, and obligations imposed by Section 8.8(b) shall continue in full force and effect from the date of this Agreement until the earlier of (i) the Effective Time or (ii) March 31, 1999; or (iii) the date on which this Agreement shall have been terminated (A) mutually by the Parties pursuant to Section 10.1(a) of this Agreement; (B) by Subject Company pursuant to Section 10.1(b), 10.1(c) or 10.1(f) of this Agreement; (C) by Subject Company pursuant to Section 10.1(e), unless the failure to consummate the transactions contemplated by this Agreement by September 30, 1998, results from or is related to pending or threatened Litigation arising out of or in connection with the Merger or an Acquisition Proposal related to Subject Company or any Subject Company Subsidiary, in which case the date shall be extended to that date which is thirty (30) days after the final termination of such Litigation or threatened Litigation; (D) by either Party pursuant to Section 10.1(d)(1)(i) of this Agreement; or (E) by Parent pursuant to Section 10.1(d)(2) of this Agreement.

                 (d) As a condition of and as an inducement to Subject Company's entering into this Agreement, Parent covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Parent's termination or deemed termination of this Agreement pursuant to Section 10.1(d)(2) only, that Parent shall have paid Subject Company, as liquidated damages, the sum of Six Million Two Hundred Thousand Dollars ($6,200,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by Subject Company's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of Subject Company in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and (ii) indirect costs and expenses of Subject Company in connection with the transactions contemplated by this Agreement, including Subject Company's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) Subject Company's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Parent hereby stipulates and covenants that prior to terminating, or within ten days of being deemed to have terminated, this Agreement pursuant to Section 10.1(d)(2) only, Parent shall have paid, or shall pay, as applicable, to Subject Company the amount set forth above in immediately available funds. Subject Company acknowledges that under no circumstances shall any officer or director of Parent be held personally liable to Parent for any amount of the foregoing payment. On payment of such amount to Subject Company, Subject Company shall have no cause of action or claim (either in law or equity) whatsoever against Parent, or any officer of director of Parent, with respect to or in connection with such termination of this Agreement. Subject Company acknowledges and agrees that Parent shall have no obligation to pay the sum set forth in this Section 8.8(d) to Subject Company should Parent terminate this Agreement pursuant to any Section of this Agreement other than Section 10.1(d)(2).





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

         8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes; provided, however, that should Parent's shareholders fail to approve the amendment to Parent's Restated Charter of Incorporation to increase its number of authorized shares of Parent Common Stock, then Parent, in its sole and absolute discretion, may take actions which would prevent the transactions contemplated by this Agreement, including the Merger, from qualifying for pooling-of-interest accounting treatment.

         8.10    Agreement of Affiliates.  Subject Company has disclosed in
Section 8.10 of the Subject Company Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Subject Company as of the date of this Agreement for purposes of Rule 145 under the 1933 Act. Subject Company shall use its reasonable efforts to cause each such Person to deliver to Parent not later than 40 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Subject Company Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Parent Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of Parent Common Stock issued to such affiliates of Subject Company in exchange for shares of Subject Company Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.10 (and Parent shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to affiliates of Subject Company pursuant to this Agreement to enforce the provisions of this Section 8.10). Parent shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Parent Common Stock by such affiliates.

         8.11 Employee Benefits and Contracts. Following the Effective Time, Parent shall provide to officers and employees of the Subject Company and any Subject Company Subsidiary, employee benefits under employee benefit and welfare plans of Parent or the Parent Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent or a Parent Subsidiary to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accrual under such employee benefit plans, the service of the employees of the Subject Company and any Subject Company Subsidiary prior to the Effective Time shall be treated as service with Parent or a Parent Subsidiary participating in such employee benefit plans.

         8.12 Indemnification. (a) After the Effective Time, Parent shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of the Subject Company and any Subject Company Subsidiary (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under any of Tennessee Law, Subject Company's Charter and Bylaws as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by Subject Company or any Subject Company Subsidiary and any director, officer, employee or agent of Subject Company or any Subject Company Subsidiary, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Parent is required to effectuate any indemnification, Parent shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Parent and the Indemnified Party.





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


                 (b) Parent shall use its reasonable efforts (and Subject Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of four years after the Effective Time Subject Company's existing directors' and officers' liability insurance policy (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Subject Company given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time, including consummation of the Merger, and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such four-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Subject Company's directors and officers, 150% of the annual premium payments on Subject Company's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                 (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify Parent thereof, provided that the failure so to notify shall not affect the obligations of Parent under this Section 8.12 unless and to the extent such failure materially increases Parent's Liability under this Section 8.12. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties or between the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Parent shall be obligated pursuant to this paragraph (c) to pay for only two firms of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent or have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                 (d) If either Parent or the Surviving Corporation or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.12.

                 (e) Parent shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.12.

                 (f) The provisions of this Section 8.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:





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


                 (a) Shareholder Approval. The shareholders of Subject Company shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

                 (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in any manner.

                 (c) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                 (d) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

                 (e) Exchange Listing. The shares of Parent Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (f) Tax Matters. Parent shall have received a written opinion of counsel from Wyatt, Tarrant & Combs, and Subject Company shall have received a written opinion of counsel from Winstead Sechrest & Minick P.C., in form and substance reasonably satisfactory to Parent and Subject Company, respectively, dated as of the Effective Time, in each case substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) Parent, Merger Subsidiary and Subject Company will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code; (iii) no gain or loss will be recognized by the shareholders of Subject Company who exchange all of their Subject Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock), (iv) the tax basis of the Parent Common Stock received by shareholders of Subject Company who exchange Subject Company Common Stock solely for Parent Common Stock in the Merger will be the same as the tax basis of the Subject Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received) (v) the holding period of the Parent Common Stock received by shareholders of Subject Company in the Merger will include the period during which the shares of Subject Company Common Stock surrendered in exchange therefor were held, provided such Subject Company Common Stock was held as a capital asset by the holder of such Subject Company Common Stock at the Effective Time, and (vi) neither Subject Company nor Parent will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall require and be entitled to rely upon representations and covenants of officers of Parent, Subject Company, shareholders of Subject Company and others reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of Parent. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 11.6(a) of this Agreement:





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

                 (a)  Representations and Warranties.  For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Subject Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of Subject Company set forth in Sections 5.1, 5.2, 5.3, 5.19 and
5.20 of this Agreement shall each be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Subject Company set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.19 and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Subject Company, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Subject Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. Subject Company shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Subject Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent shall request.

                 (d) Parent Pooling Letter. Parent shall have received a copy of a letter, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to it and in a form reasonably acceptable to it, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; provided, however, this shall not be a condition precedent to Parent's obligation to perform this Agreement and consummate the Merger and the other transactions contemplated hereby if Parent takes actions which prevent the transactions contemplated by this Agreement, including the Merger, from qualifying for such accounting treatment.

                 (e) Amendment of Parent's Charter. The shareholders of Parent shall have approved an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock to a sufficient number of authorized shares of Parent Common Stock to enable Parent to issue authorized shares of Parent Common Stock in accordance with its obligations under Article 3 of this Agreement and the Plan of Merger.

                 (f) Consents and Approvals. Subject Company shall have obtained any and all Consents required for consummation of the Merger (other than those set forth in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company or Parent.

         9.3 Conditions to Obligations of Subject Company. The obligations of Subject Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Subject Company pursuant to Section 11.6(b) of this Agreement.

                 (a)  Representations and Warranties.  For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Effective Time (provided that representations and warranties which are confined to a





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

specified date shall speak only as of such date). The representations and warranties of Parent set forth in Sections 6.1, 6.2, 6.3 and 6.16 of this Agreement shall each be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.16) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Parent; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Parent and/or Merger Subsidiary to be performed and complied with by Parent and/or Merger Subsidiary pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. Parent shall have delivered to Subject Company (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, (ii) certified copies of resolutions duly adopted by Parent's or Merger Subsidiary's Boards of Directors and Parent's Shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Subject Company shall request, and (iii) should Parent's shareholders approve an amendment to Parent's Restated Charter of Incorporation to increase the number of its authorized shares of Parent Common Stock, a copy certified by the Secretary of State of the State of Tennessee, evidencing the amendment of the Restated Charter of Incorporation of Parent so as to permit Parent to issue the shares of Parent Common Stock to be issued pursuant to the Merger.

                 (d) Fairness Opinion. Subject Company shall have received an opinion from Price Waterhouse LLP to the effect that the Merger is fair to Subject Company shareholders from a financial point of view dated the date of the Subject Company Proxy Statement.

                 (e) Consents and Approvals. Parent and/or Merger Subsidiary shall have obtained any and all Consents required for consummation of the Merger (other than those set forth in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                   ARTICLE 10
                                  TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Subject Company, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of Parent and the Board of Directors of Subject Company; or

                 (b) By the Board of Directors of Parent or the Board of Directors of Subject Company (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger





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

under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) of this Agreement in the case of Parent; or

                 (c) By the Board of Directors of Parent or the Board of Directors of Subject Company (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d)(1) By the Board of Directors of Parent or the Board of Directors of Subject Company in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Subject Company fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Texas BCA and this Agreement at the Subject Company Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon, or (2) by Parent should the shareholders of Parent, at the Parent Shareholders' Meeting, fail to vote their approval of an amendment to the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock, to the extent Parent would not have sufficient authorized shares of Parent Common Stock available for issuance in the Merger. Should Parent's shareholders fail to approve an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, then should Parent fail to give the notice to Subject Company called for under such circumstance in
Section 8.2 of this Agreement within the time period so provided, or should Parent's notice indicate that Parent does not intend to proceed with the Merger, then Parent shall, in such case, be deemed to have elected to terminate this Agreement under Section 10.1(d)(2). Should Parent's shareholders fail to approve such amendment to increase the number of authorized shares of Parent Common Stock and should Parent provide notice to Subject Company in accordance with Section 8.2 of this Agreement that it intends to proceed with the Merger, provided (i) the conditions precedent set forth in Section 9.1 shall have been satisfied (other than conditions precedent which have not been satisfied as a result of the acts or omissions of Parent or Merger Subsidiary) and (ii) Parent is not entitled to terminate this Agreement pursuant to Section 10.1(a), (b),
(c) or (d)(1), then Subject Company shall have the right to declare that Parent has terminated this Agreement pursuant to this Section 10.1(d)(2) should the Merger fail to become effective by the later of (A) September 30, 1998, or (b) the last day of the calendar month containing that date which is sixty days after the conclusion of the Parent Shareholders' Meeting, not later than October 31, 1998; provided, however, nothing in this Section 10.1(d)(2) shall prevent Parent from terminating this Agreement, should it have the right to do so, pursuant to any Section of this Article 10 other than Section 10.1(d)(2); or

                 (e) By the Board of Directors of Parent or the Board of Directors of Subject Company in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e), and should Parent's shareholders fail to approve an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock to the extent Parent would not have sufficient authorized shares of Parent Common Stock available for issuance in the Merger, then Parent shall no longer have the right to terminate this Agreement pursuant to this Section 10.1(e); or

                 (f) By the Board of Directors of Subject Company upon written notice to Parent at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                 (1) the Average Closing Price shall be less than the product of (i) 0.85 and (ii) the Starting Price; and





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


                 (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and multiplying the quotient in this clause (2)(ii) by .85 (such number being referred to herein as the "Index Ratio");

                 subject, however, to the following three sentences. If Subject Company refuses to consummate the Merger pursuant to this Section 10.1(f), it shall give prompt written notice thereof to Parent; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.85, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio. If Parent makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Subject Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(f).

                 For purposes of this Section 10.1(f), the following terms shall have the meanings indicated:

                          "Average Closing Price" shall mean the average of the
                 daily last sales prices of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably chosen by Parent) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                          "Determination Date" shall mean the later of the date
                 (i) of the Subject Company Shareholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (and any requisite waiting period shall have expired).

                          "Index Group" shall mean the 15 bank holding
                 companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:





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


     Bank Holding Companies                                      Weighting
     ----------------------                                      ---------
     AmSouth Bancorporation                                        5.367%
     BB&T Corporation                                              8.928
     Commerce Bancshares, Inc.                                     2.474
     Crestar Financial Corporation                                 7.353
     First American Corporation                                    3.895
     First Security Corporation                                    7.725
     First Tennessee National Corp.                                4.275
     Firstar Corporation                                           9.654
     Huntington Bancshares, Inc.                                  12.753
     Marshall & Ilsley Corporation                                 6.761
     Mercantile Bancorporation, Inc.                               8.688
     National Commerce Bancorp                                     3.258
     Old Kent Financial Corporation                                3.137
     Regions Financial Corporation                                 9.079
     SouthTrust Corporation                                        6.655
                                                                   -----
     Total                                                        100.00%
                                                                  ======


                          "Index Price" on a given date shall mean the weighted
                 average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                          "Starting Date" shall mean the fourth full trading
                 day after the announcement by press release of the Merger.

                          "Starting Price" shall mean the closing price per
                 share of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably chosen by Parent) on the Starting Date.

         If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 10.1(f).

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 10.2, Section 8.6(b), Section 8.8,
Section 11.2 and Section 11.3 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to the terms of this Agreement shall not relieve the breaching Party from Liability for an uncured breach of a representation, warranty, covenant, or agreement.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.





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

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 Definitions. (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

         "Affiliate" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

         "Agreement" shall mean this Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "Articles of Merger" shall mean the Articles of Merger to be executed by Parent, Merger Subsidiary and Subject Company and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Texas relating to the Merger as contemplated by Section 1.1 of this Agreement.

         "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise, wherever located.

         "Bank" shall mean Merchants Bank, Houston, Texas.

         "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

         "Contract" shall mean any legally binding written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

         "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

         "Dissenting Shares" shall mean any shares of Subject Company Common Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Article 5.12 of the Texas BCA.

         "Effective Time" shall have the meaning ascribed to such term in
Section 1.3 of this Agreement.

         "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are





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

administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the entity under consideration would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

         "Exchange Agent" shall have the meaning ascribed to such term in
Section 4.1 of this Agreement.

         "Exchange Ratio" shall have the meaning ascribed to such term in
Section 3.1(c) of this Agreement.

         "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or applicable Federal Reserve Bank.

         "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

         "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Party" shall have the meaning ascribed to such term in
Section 8.12 of this Agreement.

         "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.





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


         "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its Subsidiaries which are not yet delinquent, and
(ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of banking business.

         "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial condition, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable Law, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party,
(d) changes in economic conditions or interest rates generally affecting financial institutions, or (e) the direct effects of compliance with this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Subject Company as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

         "Merger" shall mean the merger of Subject Company with and into Merger Subsidiary.

         "Merger Subsidiary" shall mean Union Planters Holding Corporation, a wholly-owned subsidiary of Parent organized under the Laws of the State of Tennessee.

         "Merger Subsidiary Common Stock" shall mean the $1.00 par value common stock of Merger Subsidiary.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.





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


         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "Parent" shall mean Union Planters Corporation, a Tennessee corporation.

         "Parent Capital Stock" shall mean, collectively, the Parent Common Stock, the Parent Preferred Stock and any other class or series of capital stock of Parent.

         "Parent Common Stock" shall mean the $5.00 par value common stock of Parent.

         "Parent Contracts" shall have the meaning ascribed to such term in
Section 6.11 of this Agreement.

         "Parent Disclosure Memorandum" shall mean the written information entitled "Parent Memorandum" delivered prior to the date of this Agreement to Subject Company describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

         "Parent Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Parent as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by Parent in SEC Documents, and (ii) the consolidated balance sheets of Parent (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

         "Parent Material Contracts" shall have the meaning ascribed to such term in Section 6.11 of this Agreement.

         "Parent Preferred Stock" shall mean the no par value preferred stock of Parent and shall include the (i) Series A Preferred Stock and (ii) Series E 8% Cumulative, Convertible Preferred Stock, of Parent ("Parent Series E Preferred Stock").

         "Parent Proxy Statement" shall mean a proxy statement (complying with the requirements of the 1934 Act) to be prepared by Parent and filed by Parent with the SEC in connection with the Parent Shareholders' Meeting.

         "Parent Rights" shall mean the preferred stock purchase rights issued pursuant to the Parent Rights Agreement.

         "Parent Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between Parent and Union Planters Bank, National Association, as Rights Agent.

         "Parent Shareholders' Meeting" shall mean a meeting of the shareholders of Parent called to consider and vote upon, among other things, a proposal to amend the Charter of Incorporation of Parent to authorize the issuance of at least sufficient additional shares of Parent Common Stock to permit Parent and Merger Subsidiary to consummate the Merger upon the terms and conditions set forth in this Agreement.

         "Parent Subsidiaries" shall mean the Subsidiaries of Parent and any corporation, bank, or other organization acquired as a Subsidiary of Parent in the future and owned by Parent at the Effective Time.





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

         "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "Party" shall mean Subject Company, Merger Subsidiary or Parent, and "Parties" shall mean, collectively, Subject Company, Merger Subsidiary and Parent.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Plan of Merger" shall mean the Plan of Merger of even date herewith entered into by Parent, Merger Subsidiary and Subject Company, in the form of
Exhibit 1.

         "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Parent under the 1933 Act with respect to the shares of Parent Common Stock to be issued to the shareholders of Subject Company in connection with the transactions contemplated by this Agreement.

         "Regulatory Authorities" shall mean, collectively, the FRB, the Department of Financial Institutions of the State of Tennessee, the Texas Department of Banking, all state regulatory agencies having jurisdiction over any of the Parties or their respective Subsidiaries, the NYSE, the NASD, and the SEC.

         "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC pursuant to the Securities Laws.

         "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "Significant Subsidiary" shall have the meaning ascribed such to such term in Rule 1-02(w) of Regulation S-X promulgated under the Securities Laws.

         "Subject Company" shall mean Merchants Bancshares, Inc., a Texas corporation.

         "Subject Company Benefit Plans" shall have the meaning ascribed to such term in Section 5.14(a) of this Agreement.





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


         "Subject Company Common Stock" shall mean the common stock, $1.00 par value per share, of Subject Company.

         "Subject Company Contracts" shall have the meaning ascribed to such term in Section 5.15 of this Agreement.

         "Subject Company Disclosure Memorandum" shall mean the written information entitled "Subject Company Disclosure Memorandum" delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

         "Subject Company ERISA Plan" shall have the meaning ascribed to such term in Section 5.14(a) of this Agreement.

         "Subject Company Financial Statements" shall mean (i) the consolidated statements of financial position (including related notes and schedules, if any) of Subject Company as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Subject Company in SEC Documents, and (ii) the consolidated statements of financial position of Subject Company (including related notes and schedules, if any) and related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

         "Subject Company Preferred Stock" shall mean the $20.00 par value preferred stock of Subject Company.

         "Subject Company Proxy Statement" shall mean the proxy statement used by Subject Company to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Parent relating to the issuance of the Parent Common Stock to holders of Subject Company Common Stock.

         "Subject Company Shareholders' Meeting" shall mean the meeting of the shareholders of Subject Company to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "Subject Company Subsidiaries" shall mean the Subsidiaries of Subject Company, which shall include Subject Company Subsidiaries described in Section
5.4 of this Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Subject Company in the future and owned by Subject Company at the Effective Time.

         "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such equity the equity securities of which are owned or controlled in a fiduciary capacity.

         "Supplemental Letter" shall mean the supplemental letter of even date herewith relating to certain understandings and agreements with respect to certain employment matters following the Effective Time in addition to those included in this Agreement.

         "Surviving Corporation" shall mean Merger Subsidiary as the surviving corporation resulting from the Merger.

"Takeover Laws" shall have the meaning ascribed to such term in Section 5.20 of this Agreement.





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 39

         "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "Tax Returns" shall mean all returns and reports of or with respect to any Tax which are required to be filed by or with respect to the applicable Party.

         "TBCA" shall mean the Tennessee Business Corporation Act.

         "Texas BCA" shall mean the Texas Business Corporation Act.

         "Texas Banking Commissioner" shall mean the Commissioner of the Texas Department of Banking.

         (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2    Expenses.  (a)  Except as otherwise provided in this Section
11.2 and in Section 8.8, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Subject Company Proxy Statement and printing and mailing costs incurred in connection with the printing and mailing of the Registration Statement and the Subject Company Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1996.

                 (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

         11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, except as disclosed in Section 11.3 of such Party's Disclosure Memorandum. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Subject Company or Parent other than those disclosed in the previous sentence, each of Subject Company and Parent, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability incurred by such Party in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein, including, but not limited to, the Supplemental Letter) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, between Parent and Subject Company. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in the Supplemental Letter and in Sections 8.11 and 8.12 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained.





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 40

         11.6 Waivers. (a) Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Subject Company, to waive or extend the time for the compliance or fulfillment by Subject Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                 (b) Prior to or at the Effective Time, Subject Company, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent and/or Merger Subsidiary, to waive or extend the time for the compliance or fulfillment by Parent and/or Merger Subsidiary of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Subject Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Subject Company.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Except in accordance with Section 1.4 of this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the person at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Subject Company:                     Merchants Bancshares, Inc.
                                     5005 Woodway, Suite 300 Houston, Texas
                                     77052 Attention:  J. W. Lander, III
                                     Telecopy Number:  (713) 622-8922

Copy to Subject Company Counsel:     Winstead Sechrest & Minick P.C.
                                     5400 Renaissance Tower 1201 Elm Street
                                     Dallas, Texas 75270 Attention:
                                     Robert E. Crawford, Jr., Esq.
                                     Telecopy Number:  (214) 745-5390

Parent:                              Union Planters Corporation
                                     7130 Goodlett Farms Parkway Memphis,
                                     Tennessee  38018 Attention:  Jackson
                                     W. Moore Telecopy Number:  (901) 580-2939





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 41

Copy to Parent Counsel:              Union Planters Corporation
                                     7130 Goodlett Farms Parkway Memphis,
                                     Tennessee  38018 Attention:  E.
                                     James House, Jr., Esq.  Telecopy
                                     Number:  (901) 580-2939

                                                    and

                                     Wyatt, Tarrant & Combs 6075 Poplar
                                     Avenue, Suite 650 Memphis, Tennessee
                                     38017 Attention:  R. Nash Neyland,
                                     Esq.  Telecopy Number:  (901) 537-1010


         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

         11.13 Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 42

                 IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                    MERCHANTS BANCSHARES, INC.


By:  /S/  Norman H. Bird                   By: /S/ J. W. Lander, III
     --------------------------                --------------------------------
     Norman H. Bird, Secretary                     J.W. Lander, III, President


[CORPORATE SEAL]



ATTEST:                                    UNION PLANTERS CORPORATION

By: /S/ E. James House, Jr.                By: /S/  Jackson W. Moore
    ---------------------------                -------------------------------
                                                    Jackson W. Moore
                                                    President & Chief Operating
                                                    Officer



ATTEST:                                    UNION PLANTERS HOLDING CORPORATION


By: /S/ E. James House, Jr.                By: /S/ Jackson W. Moore
    ---------------------------                -------------------------------
                                                   Jackson W. Moore
                                                   Chairman & Chief Operating
                                                   Officer

[CORPORATE SEAL]





F:\SSDATA\MEMCOMM\180364.2                        UPC/-Merchants Page 43

                                   Exhibit 1

                                 PLAN OF MERGER
                                       OF
                           MERCHANTS BANCSHARES, INC.
                                 WITH AND INTO
                       UNION PLANTERS HOLDING CORPORATION

         Pursuant to this Plan of Merger ("Plan of Merger"), Merchants Bancshares, Inc. ("Subject Company"), a corporation organized and existing under the laws of the State of Texas, shall be merged with and into Union Planters Holding Corporation ("Merger Subsidiary"), a corporation organized and existing under the laws of the State of Tennessee and which is a wholly-owned subsidiary of Union Planters Corporation ("Parent").

         Except as otherwise provided herein, the capitalized terms set forth below shall have the meanings ascribed thereto in that certain merger agreement dated as of January 16, 1998 between Parent, Merger Subsidiary and Subject Company (the "Agreement"), of which this Plan of Merger is Exhibit 1.

                                   ARTICLE 1
                                TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of the Agreement and this Plan of Merger, at the Effective Time, Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 48-21-109 of the TBCA and Article 5.01 of the Texas BCA, and with the effect provided in Section 48-21-108 of the TBCA and Article 5.06 of the Texas BCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Agreement and this Plan of Merger, which have been approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by the Agreement and this Plan of Merger shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the States of Tennessee and Texas (the "Effective Time").

         1.4 Restructure of Transaction. Subject to the terms of the Agreement, Parent shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by the Agreement and this Plan of Merger in order to achieve tax benefits or for any other reason which Parent may deem advisable.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 Charter. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.





F:\SSDATA\MEMCOMM\180364.2                          Plan of Merger - 1

         2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1     Conversion of Shares.  Subject to the provisions of this
Article 3 (and Article 3 of the Agreement), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

                 (c) Except for Dissenting Shares, each share of Subject Company Common Stock (excluding shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one (1) share of Parent Common Stock (subject to possible adjustment as set forth in Section 3.2 and Section 10.1(f) of the Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

                 (d)      Dissenting Shares shall not be converted pursuant to
Section 3.1(c) in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Article 5.12 of the Texas BCA. If a holder of Dissenting Shares becomes ineligible for payment under Article 5.12 of the Texas BCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in
Section 3.1(c) effective as of the Effective Time.

         3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Plan of Merger and prior to the Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been





F:\SSDATA\MEMCOMM\180364.2                          Plan of Merger - 2
entitled to receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source reasonably selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties, provided such rules and procedures do not have the effect of limiting or eliminating the obligation of Parent and/or Merger Subsidiary to deliver the consideration contemplated by Article 3 of this Plan of Merger. After the Effective Time, each holder of shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1(c) of this Plan of Merger, together with all undelivered dividends and other distributions, if any, in respect of such shares (without interest thereon) pursuant to Section
4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of the Agreement or this Plan of Merger notwithstanding, neither Parent, Merger Subsidiary nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Subject Company Shareholders. At the Effective Time, other than with respect to Dissenting Shares, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1(c) and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. In addition, whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company





F:\SSDATA\MEMCOMM\180364.2                          Plan of Merger - 3

Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate and any undelivered dividends and other distributions payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares and dividends and other distributions deliverable in respect thereof pursuant to this Plan of Merger.

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 Conditions Precedent. Consummation of the Merger by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by Parent of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Agreement. Consummation of the Merger by Subject Company shall be conditioned on the satisfaction of, or waiver by Subject Company of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Agreement.

         5.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 10 of the Agreement.

         5.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of Subject Company Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the Subject Company shareholders.

         5.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, the Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         5.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         5.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         5.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.





F:\SSDATA\MEMCOMM\180364.2                          Plan of Merger - 4

                 IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

ATTEST:                                    MERCHANTS BANCSHARES, INC.

By:__________________________              By:____________________________
   Norman H. Bird, Secretary                  J.W. Lander, III, President


[CORPORATE SEAL]



ATTEST:                                    UNION PLANTERS CORPORATION

By:___________________________             By:_________________________________
                                              Jackson W. Moore
                                              President & Chief Operating
                                              Officer



ATTEST:                                    UNION PLANTERS HOLDING CORPORATION


By:___________________________             By:_________________________________
                                              Jackson W. Moore
                                              Chairman & Chief Operating Officer

[CORPORATE SEAL]





F:\SSDATA\MEMCOMM\180364.2                          Plan of Merger - 5

                                   Exhibit 2


                              AFFILIATE AGREEMENT


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38108
Attention:  Jackson W. Moore, President
and Chief Operating Officer

Gentlemen:

         The undersigned is a shareholder of Merchants Bancshares, Inc., ("Subject Company") a corporation organized and existing under the laws of the State of Texas, and will become a shareholder of Union Planters Corporation ("Parent") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of January 16, 1998, (the "Agreement"), by and between Parent, Union Planters Holding Corporation ("Merger Subsidiary"), and Subject Company. Under the terms of the Agreement, Subject Company will be merged with and into Merger Subsidiary (the "Merger"), and shares of the $_____ par value common stock of Subject Company ("Subject Company Common Stock") will be converted into and exchanged for shares of the $5.00 par value common stock of Parent ("Parent Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Parent regarding rights and obligations of the undersigned in connection with the shares of Parent Common Stock to be received by the undersigned as a result of the Merger. Except as otherwise provided herein, capitalized terms set forth below shall have the meanings ascribed thereto in the Agreement.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and Parent hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to Subject Company the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interest in, or reduce the under-signed's risk relative to, any of the shares of Parent Common Stock into which the undersigned's shares of Subject Company Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Parent and Subject Company. Parent agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Parent containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interest in, or reduce the undersigned's risk relative to, any of the shares of Subject Company Common Stock beneficially owned by the undersigned as of the date of the Subject Company Shareholders' Meeting held to approve the Merger.





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

         (b) The Parent Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (c) Parent has informed the undersigned that any distribution by the undersigned of Parent Common Stock has not been registered under the 1933 Act and that shares of Parent Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or
(3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Parent is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Parent Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will register, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to have all shares of Subject Company Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

         (e) The undersigned is aware that Parent intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as Parent for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those Subject Company shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan, or intention on the part of the Subject Company shareholders to sell or otherwise dispose of the Parent Common Stock to be received in the Merger. The undersigned has no prearrangement, plan, or intention to sell or otherwise dispose of an amount of his Parent Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of Parent Common Stock received by the undersigned pursuant to the Merger will be given to Parent's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling-of-interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Union Planters Corporation ("Parent") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless
         (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Parent) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Parent) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Parent that such sale or offer is otherwise exempt from the registration requirements of such Act."

                 Such legend will also be placed on any certificate representing Parent securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any offer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Parent shall cause the certificates representing the shares of Parent





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

Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the Parent Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Parent, upon the request of the undersigned, will cause the certificates representing the shares of Parent Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Parent of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of Parent Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Subject Company.

         6. Filing of Reports by Parent. Parent agrees, for a period of three years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Parent Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Parent Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent Common Stock together with such additional information as the transfer agent for Parent Common Stock may reasonably request. If Parent's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Parent shall cause such counsel to provide such opinions as may be necessary to Parent's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Subject Company and Parent that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Parent or becomes a director or officer of Parent upon consummation of the Merger, among other things, any sale of Parent Common Stock by the undersigned within a period of less than six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Tennessee.





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

 This Affiliate Agreement is executed as of the __ day of _____________, 199_.

                               Very truly yours,


                               ______________________________
                               Affiliate Signature


                               ______________________________
                               Printed Name

                               ______________________________
                               ______________________________
                               ______________________________
                               Address

                 Add below the signatures of all registered owners of shares deemed to be beneficially owned by the Affiliate.


                               ______________________________
                               Name:_________________________


                               ______________________________
                               Name:_________________________

                               ______________________________
                               Name:_________________________





AGREED TO AND ACCEPTED as of ______________________, 1998.

                                             UNION PLANTERS CORPORATION


                                         By: __________________________
                                             Jackson W. Moore
                                             President & Chief Operating Officer





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